UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On June 13, 2017, AeroVironment, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Second Amendment”), effective June 2, 2017, with Simi Valley-NCR, LLC to amend and extend its existing lease for property located at 85 Moreland Road, Simi Valley, California 93065.  The Second Amendment extends the term of the lease until June 30, 2022 and provides a tenant improvement allowance of up to $420,332.  Beginning July 1, 2017, base monthly rent under the Second Amendment will be $65,151.46, which amount shall increase by 2.5%, compounded annually, commencing July 1, 2018.  In addition, the Company has two 5-year options to extend the term of lease at the end of the then-current term.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which will be filed as an exhibit to AeroVironment, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: June 19, 2017	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer